UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 2, 2012

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, Suite 200, San Diego, CA  92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

N/A
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2012 (the “Original 8-K”) by Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), to provide the required financial statements and exhibits in connection with the Company’s acquisition of Composite Engineering, Inc., a California corporation (“CEI”), for $161.5 million.  The shareholders of CEI received $135.0 million in cash, elimination of accounts payable to the Company of $2.5 million and 4.0 million shares of the Company’s common stock valued at $23.8 million based on the closing price of the Company’s common stock of $5.94 per share on July 2, 2012. In addition, the Company issued 2.0 million restricted stock units which will vest in 4 years with a value of $11.9 million based on the closing price of the Company’s common stock of $5.94 per share on July 2, 2012 to certain key managers of CEI to induce them to accept employment with the Company. The Company will also cover the additional tax liability, estimated at $0.2 million, to be incurred by the shareholders of CEI resulting from the impact of making an election under Section 338(h)(10) of the Internal Revenue Code which will result in tax deductible goodwill related to this transaction.  The Company estimates that the tax deductible goodwill, which is subject to change based upon the final fair value of assets acquired and liabilities assumed, will be approximately $130.0 million and can be deducted for federal and California state income taxes over a 15-year period.

This Current Report on Form 8-K/A amends Item 9.01(a) and Item 9.01(b) of the Original 8-K to provide certain historical financial information of CEI and the Company’s unaudited pro forma financial information relating to the effects of the acquisition.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The (i) audited historical financial information of CEI (including the notes thereto) as of January 1, 2011 and December 31, 2011 and for the fiscal years ended December 26, 2009, January 1, 2011 and December 31, 2011, and (ii) unaudited historical financial information of CEI as of and for the three months ended March 31, 2011 and 2012 were filed  as Exhibits 99.3 and 99.4, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on May 8, 2012 and are incorporated herein by reference.

(b)  Pro Forma Financial Statements.

The unaudited pro forma condensed combined balance sheet as of March 25, 2012, and the unaudited pro forma combined and condensed combined statement of operations for the year ended December 25, 2011 and the three months ended March 25, 2012, are attached hereto as Exhibit 99.1.

(c)	Exhibits.
99.1
Unaudited pro forma condensed combined balance sheet as of March 25, 2012, and unaudited pro forma combined and condensed combined statement of operations for the year ended December 25, 2011 and the three months ended March 25, 2012, and the related notes to the unaudited pro forma combined financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:    /s/ Deborah Butera
Deborah Butera
Senior Vice President, General Counsel and
Secretary/Registered In-House Counsel

Date:  July 27, 2012

Exhibit 99.1

 UNAUDITED PRO FORMA COMBINED AND CONDENSED COMBINED FINANCIAL DATA

        The following unaudited pro forma combined financial data is intended to show how the acquisitions of Composite Engineering, Inc. (“CEI”), Herley Industries, Inc. (“Herley”) and Integral Systems, Inc. (“Integral”) might have affected historical financial statements of Kratos Defense & Security Solutions, Inc. (“Kratos” or the “Company”) if such acquisitions (collectively, the “Transactions”) had been completed at an earlier time and was prepared based on the historical financial results reported by Kratos, CEI, Herley and Integral. The following should be read in connection with the (i) historical financial statements of Kratos included in Kratos’ Annual Report on Form 10-K for the year ended December 25, 2011 and its quarterly report on Form 10-Q for the three months ended March 25, 2011; and (ii) audited and unaudited historical financial information of (a) Herley included as Annex B of the Company’s Prospectus Supplement to the Company’s Registration Statement on Form S-3 (File No. 333-161340), filed with the Securities and Exchange Commission (“SEC”) on February 8, 2011, and as Exhibit 99.1 to the Company’s Registration Statement on Form S-3 (File No. 333-173099), filed with the SEC on March 25, 2011, respectively; (b) Integral included in Kratos’ Current Report on Form 8-K/A, filed with the SEC on October 11, 2011; and (c) CEI as attached as Exhibits 99.3 and 99.4, respectively, to Kratos’ Current Report on Form 8-K, filed with the SEC on May 8, 2012.

        The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the acquisition of CEI are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and upon the assumptions set forth in the notes to the unaudited pro forma combined and condensed combined financial statements.

        During 2011, Kratos acquired Herley, Integral and SecureInfo Corporation (“SecureInfo”). The acquisitions of Herley, Integral and SecureInfo were completed on March 25, 2011, July 27, 2011, and November 15, 2011, respectively.

        The unaudited pro forma condensed combined balance sheet as of March 25, 2012 combines the historical condensed consolidated balance sheets of Kratos as of March 25, 2012 and CEI as of March 31, 2012.

        The unaudited pro forma condensed combined statements of operations for the three months ended March 25, 2012 combine the historical condensed consolidated statements of operations of Kratos and CEI for their respective three months ended March 25, 2012 and March 31, 2012. The unaudited pro forma combined statements of operations for the year ended December 25, 2011 combine the historical consolidated statements of operations of Kratos and CEI for their respective twelve months ended December 25, 2011 and December 31, 2011, respectively, of Herley for the three-month period ended January 30, 2011, and of Integral for the six-month period ended July 1, 2011 and gives effect to the Transactions as if they had occurred on December 27, 2010. The pro forma results do not include the acquisition made in the critical infrastructure business in January 2012, SecureInfo operating results from December 27, 2010 to November 15, 2011, Herley operating results from January 31, 2011 to March 25, 2011, and Integral operating results from July 2, 2011 to July 27, 2011.

        The unaudited pro forma combined and condensed combined financial information also gives effect to this offering and related draw on Kratos’ revolving credit facility.

        The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of each of Herley, Integral and CEI, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management's estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisitions and certain other adjustments. The unaudited pro forma combined and condensed combined financial statements do not reflect revenue opportunities, synergies or cost savings that the Company expects to realize after the acquisitions. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions. The unaudited pro forma combined and condensed combined financial statements also do not reflect non-recurring charges related to integration activities or exit costs that may be incurred by Kratos, Herley or Integral in connection with the acquisitions thereof. There were no material transactions between Kratos, Herley or Integral during the periods presented in the unaudited pro forma combined and condensed combined financial statements that would need to be eliminated.

        The unaudited pro forma combined and condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. The unaudited pro forma combined and condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition of CEI. These financial statements also do not include any integration costs, synergies or estimated future transaction costs, except for fixed contractual transaction costs, that the companies may incur as a result of the acquisition of CEI. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined and condensed combined financial statements, the preliminary acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma combined and condensed combined financial statements is subject to adjustment and may vary significantly from the actual amounts that will be recorded upon completion of the acquisition of CEI. CEI is a historical customer of Kratos and Herley. The pro forma adjustments record the elimination of a receivable from CEI and a corresponding payable by CEI to the Company at March 25, 2012 and the elimination of revenue and related cost of goods sold by Kratos to CEI for the three months ended March 25, 2012 and the twelve months ended December 25, 2011.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
(in millions, except par value and number of shares)

	Kratos Historical March 25, 2012	CEI Historical March 31, 2012	Pro Forma Adjustments*		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$ 74.8	$ 6.9	$ (3.7)	(a)	$ 78.0
Restricted cash	0.7	3.8	-		4.5
Accounts receivable, net	259.6	16.6	(2.5)	(b)	273.7
Inventoried costs	87.4	11.8	-		99.2
Prepaid expenses	11.7	2.4	-		14.1
Other current assets	14.4	-	0.2	(c)	14.6
Total current assets	448.6	41.5	(6.0)		484.1
Property and equipment, net	72.7	6.0	-		78.7
Goodwill	577.0	-	101.2	(d)	678.2
Intangibles, net	116.1	-	39.5	(e)	155.6
Other assets	23.0	2.5	0.6	(c)	26.1
Total assets	$ 1,237.4	$ 50.0	$ 135.3		$ 1,422.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 80.3	$ 5.5	$ (2.5)	(b)	$ 83.3
Accrued expenses	50.4	8.5	-		58.9
Accrued compensation	42.0	2.9	-		44.9
Billings in excess of costs and earnings on uncompleted contracts	39.8	12.2	-		52.0
Other current liabilities	26.3	0.9	(0.9)	(a)(f)	26.3
Total current liabilities	238.8	30.0	(3.4)		265.4
Long-term debt, net of current portion	630.5	1.7	38.3	(a)(f)	670.5
Long-term debt premium	21.8	-	-		21.8
Other long-term liabilities	35.6	-	-		35.6
Total liabilities	926.7	31.7	34.9		993.3
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares outstanding at March 25, 2012	-	-	-		-
Common stock, $0.001 par value, 195,000,000 shares authorized; 32,511,287 shares issued and outstanding at March 25, 2012	-	0.3	(0.3)	(g)	-
Additional paid-in capital	721.7	1.0	119.8	(h)	842.5
Accumulated other comprehensive loss	(0.2)	-	-		(0.2)
Accumulated deficit	(410.8)	17.0	(19.1)	(i)	(412.9)
Total stockholders’ equity	310.7	18.3	100.4		429.4
Total liabilities and stockholders’ equity	$ 1,237.4	$ 50.0	$ 135.3		$ 1,422.7

* See Note 6 for an explanation of the preliminary pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial information

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
(in millions, except per share data)

	Kratos Historical Three Months Ended March 25,2012	CEI Historical Three Months Ended March 31, 2012	Pro Forma Adjustments*		Pro Forma Combined
Service revenues	$ 105.2	$ -	$ -		$ 105.2
Product sales	109.8	24.9	(2.0)	(a)	132.7
Total revenues	215.0	24.9	(2.0)		237.9
Cost of service revenue	81.8				81.8
Cost of product sales	75.3	17.6	(2.0)		90.9
Total costs	157.1	17.6	(2.0)		172.7
Gross profit	57.9	7.3	-		65.2
Selling, general and administrative expenses	45.0	5.3	3.9	(b)(c)	54.2
Merger and acquisition expenses	0.9	-	.		0.9
Research and development expenses	3.8	-	-		3.8
Operating income (loss) from continuing operations	8.2	2.0	(3.9)		6.3
Other expense:
Interest expense, net	(16.1)	(0.1)	(0.3)	(d)	(16.5)
Other income, net	0.5	-			0.5
Total other expense, net	(15.6)	(0.1)	(0.3)		(16.0)
Income (loss) from continuing operations before income taxes	(7.4)	1.9	(4.2)		(9.7)
Provision (benefit) for income taxes from continuing operations	(4.2)	-	0.2	(f)	(4.0)
Income (loss) from continuing operations	$ (3.2)	$ 1.9	$ (4.4)		$ (5.7)
Basic loss per common share:
Loss from continuing operations	$ (0.10)				$ (0.10)
Diluted loss per common share:
Loss from continuing operations	$ (0.10)				$ (0.10)
Weighted average common shares outstanding:
Basic	32.5		24.0	(h)	56.5
Diluted	32.5		24.0	(h)	56.5

* See Note 7 for an explanation of the preliminary pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial information

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
Unaudited Pro Forma Combined Statement of Operations
(in millions, except per share data)

	Kratos Historical Twelve Months Ended December 25, 2011	Herley Historical Three Months Ended January 30, 2011		Integral Systems Six Months Ended July 1, 2011	Pro Forma Adjustments*		Subtotal Pro Forma Combined	CEI Historical Twelve Months Ended December 31, 2011	Pro Forma Adjustments CEI*		Pro Forma Combined
Service revenues	$ 353.6	$ -		$ 49.1	$ -		$ 402.7	$ -	$ -		$ 402.7
Product sales	369.5	50.7		59.7	-		479.9	94.1	(5.6)	(a)	568.4
Total revenues	723.1	50.7		108.8	-		882.6	94.1	(5.6)		971.1
Cost of service revenue	263.1			36.8			299.9	-			299.9
Cost of product sales	267.8	34.2		39.3	-		341.3	66.5	(5.6)	(a)	402.2
Total costs	530.9	34.2		76.1	-		641.2	66.5	(5.6)		702.1
Gross profit	192.2	16.5		32.7	-		241.4	27.6	-		269.0
Selling, general and administrative expenses	142.5	8.8		25.2	10.2	(b,c)	186.7	13.4	15.4	(b,c)	215.5
Research and development expenses	9.0	-		8.5	.		17.5	-	-		17.5
Litigation costs and settlements, net of recovery	-	0.2		-	-		0.2	-	-		0.2
Merger and acquisition expenses	12.5	0.1		-	-		12.6	-	-		12.6
Operating income (loss) from continuing operations	28.2	7.4		(1.0)	(10.2)		24.4	14.2	(15.4)		23.2
Other expense:
Interest expense, net	(51.1)	-		(1.8)	(11.1)	(d)	(64.0)	(0.4)	(1.0)	(d)	(65.4)
Other income, net	0.1	-		0.2			0.3	(1.3)	-		(1.0)
Total other expense, net	(51.0)	-		(1.6)	(11.1)		(63.7)	(1.7)	(1.0)		(66.4)
Income (loss) from continuing operations before income taxes	(22.8)	7.4		(2.6)	(21.3)		(39.3)	12.5	(16.4)		(43.2)
Provision (benefit) for income taxes from continuing operations	1.9	2.2		(0.5)	(1.5)	(e)	2.1	-	0.8	(f)	2.9
Income (loss) from continuing operations	$ (24.7)	$ 5.2		$ (2.1)	$ (19.8)		$ (41.4)	$ 12.5	$ (17.2)		$ (46.1)
Basic loss per common share:
Loss from continuing operations	$ (0.90)						$ (1.21)				$ (0.79)
Diluted loss per common share:
Loss from continuing operations	$ (0.90)						$ (1.21)				$ (0.79)
Weighted average common shares outstanding:
Basic	27.4	0.6	(g)	6.2	(g)		34.2		24.0	(h)	58.2
Diluted	27.4	0.6	(g)	6.2	(g)		34.2		24.0	(h)	58.2

* See Note 7 for an explanation of the preliminary pro forma adjustments.

See accompanying notes to unaudited pro forma combined financial information

Kratos Defense & Security Solutions, Inc.

Notes to Unaudited Pro Forma Combined and Condensed Combined Financial Statements

1. Description of the Transactions and Other Recent Events

On July 2, 2012, Kratos Defense & Security Solutions, Inc. (“Kratos” or the “Company”) completed the acquisition of Composite Engineering, Inc. (“CEI”). Pursuant to the terms of the CEI stock purchase agreement, Kratos acquired all of the issued and outstanding shares of common stock of CEI for an aggregate purchase price of $161.5 million. The shareholders of CEI received $135.0 million in cash, elimination of accounts payable owed to Kratos of $2.5 million and 4.0 million shares of Kratos’ common stock valued at $23.8 million based on the closing price of the Company’s common stock of $5.94 per share on July 2, 2012. In addition, the Company issued 2.0 million restricted stock units, which will vest in 4 years with a value of $11.9 million based on the closing price of the Company’s common stock of $5.94 per share on July 2, 2012 to certain key managers of CEI to induce them to accept employment with Kratos. The Company will also cover the additional tax liability, estimated at $0.2 million, to be incurred by the shareholders of CEI resulting from the impact of making an election under Section 338(h)(10) of the Internal Revenue Code which will result in tax deductible goodwill related to this transaction.  The Company estimates that the tax deductible goodwill, which is subject to change based upon the final fair value of assets acquired and liabilities assumed, will be approximately $130.0 million and can be deducted for federal and California state income taxes over a 15-year period.

        To fund the cash portion of this acquisition, on May 10, 2012, the Company issued 20,000,000 shares of common stock at $5.00 per share. The gross proceeds from this offering were $100.0 million and after underwriting discounts, commissions and offering costs the net proceeds were $97.0 million. In addition, the Company borrowed $40.0 million under its Credit Agreement (as defined below) and entered into two amendments to its Credit Agreement.

        On May 4, 2012, the Company entered into a second amendment (the “Second Amendment”) to its existing Credit and Security Agreement (“Credit Agreement”), dated as of May 19, 2010, as amended and restated as of July 27, 2011, with KeyBank National Association (“KeyBank”) and certain other lenders. Among other things, the Second Amendment (i) increased the amount of the Credit Agreement from $90.0 million to $110.0 million, (ii) added to and modified the definitions of certain terms contained in the Credit Agreement, (iii) added Cathay Bank as a lender under the Credit Agreement and (iv) updated certain schedules to the Credit Agreement.

        On May 8, 2012, the Company entered into a third amendment (the “Third Amendment” and together with the Second Amendment, the “Credit Amendments”) to the Credit Agreement. Under the terms of the Third Amendment, the definitions of certain terms of the Credit Agreement were modified and the acquisition of CEI was approved.

Integral Systems, Inc.

        On July 27, 2011, the Company acquired Integral Systems, Inc., a Maryland corporation (“Integral”) in a cash and stock transaction valued at $241.1 million. The acquisition was completed with an aggregate cash payment of $131.4 million, the issuance of approximately 10.4 million shares of Kratos common stock valued at $108.7 million, and the issuance of replacement stock options with a fair value of $1.0 million.

        To fund the cash portion of the acquisition, on July 27, 2011, the Company issued $115.0 million aggregate principal amount of 10% Senior Secured Notes due 2017. The notes were issued at a premium of 105%, for an effective interest rate of approximately 8.9%. The gross proceeds of approximately $120.8 million, which includes an approximate $5.8 million issuance premium and excludes accrued interest received of $1.8 million, were used to finance, in part, the cash portion of the purchase price for the acquisition of Integral, to refinance existing indebtedness of Integral and its subsidiaries, to pay certain severance payments in connection with the merger and to pay related fees and expenses.

Kratos Defense & Security Solutions, Inc.
Notes to Unaudited Pro Forma Combined and Condensed Combined Financial Statements (Continued)

1. Description of the Transactions and Other Recent Events (Continued)

        As consideration for the acquisition of Integral, each Integral stockholder received (i) $5.00 in cash, without interest, and (ii) 0.588 shares of the Company's common stock for each share of Integral common stock. In addition, upon completion of the merger (i) each outstanding Integral stock option with an exercise price of less than $13.00 per share was, if the holder thereof had so elected in writing, cancelled in exchange for an amount in cash equal to the product of the total number of shares of Integral common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding, (ii) each outstanding Integral stock option with an exercise price equal to or greater than $13.00 per share and each Integral in-the-money option the holder of which had not made the election described in (i), above, was converted into an option to purchase Company common stock, with the number of shares subject to such option adjusted to equal the number of shares of Integral common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share, and the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559, rounded up to the nearest whole cent, and (ii) each outstanding share of restricted stock granted under an Integral equity plan or otherwise, whether vested or unvested, was cancelled and converted into the right to receive $13.00, less the amount of any tax withholding.

Herley Industries, Inc.

        On March 25, 2011, the Company acquired Herley Industries, Inc. ("Herley") in a cash tender offer to purchase all of the outstanding shares of Herley common stock. The shares of Herley common stock were purchased at a price of $19.00 per share. Accordingly, the Company paid total aggregate cash consideration of $270.7 million in respect of the shares of Herley common stock and certain in-the-money options, which were exercised upon the change in control of Herley. In addition, upon completion of the merger, all unexercised options to purchase Herley common stock were assumed by the Company and converted into options to purchase its common stock, entitling the holders thereof to receive 1.3495 shares of Kratos common stock for each share of Herley common stock underlying the options.

        To fund the acquisition of Herley, on February 11, 2011, the Company sold approximately 4.9 million shares of common stock at a purchase price of $13.25 per share in an underwritten public offering. The Company received gross proceeds of approximately $64.8 million and net proceeds of approximately $61.1 million after deducting underwriting fees and other offering expenses. The Company used the net proceeds from this offering to fund a portion of the purchase price for the acquisition of Herley. To fund the remaining purchase price, on March 25, 2011, the Company issued $285.0 million in aggregate principal amount of 10% Senior Secured Notes due 2017 at a premium of 107%. The Company received approximately $314.0 million in cash proceeds from the offering, which included an approximate $20.0 million of issuance premiums and $9.0 million of accrued interest, which proceeds were used, together with cash contributions of $45.0 million from the Company, to finance the acquisition of all of the outstanding shares of common stock of Herley, to pay related fees and expenses and for general corporate purposes. The effective interest rate on this issuance was 8.5%.

Kratos Defense & Security Solutions, Inc.
Notes to Unaudited Pro Forma Combined and Condensed Combined Financial Statements (Continued)

2. Basis of Presentation

        The unaudited pro forma condensed combined balance sheet as of March 25, 2012 combines the historical condensed consolidated balance sheets of Kratos as of March 25, 2012 and CEI as of March 31, 2012.

        The summary unaudited pro forma condensed combined statement of operations for the three months ended March 25, 2012 combine the historical condensed consolidated statement of operations of Kratos and CEI for their respective three months ended March 25, 2012 and March 31, 2012. The unaudited pro forma combined statements of operations for the year ended December 25, 2011 combine the historical consolidated statements of operations of Kratos and CEI for their respective twelve months ended December 25, 2011 and December 31, 2011, respectively, of Herley for the three-month period ended January 30, 2011, and of Integral for the six-month period ended July 1, 2011 and gives effect to the acquisitions of CEI, Herley and Integral as if they had occurred on December 27, 2010. The pro forma results do not include the acquisition made of the critical infrastructure business in January 2012, SecureInfo operating results from December 27, 2010 to November 15, 2011, Herley operating results from January 31, 2011 to March 25, 2011, and Integral operating results from July 2, 2011 to July 27, 2011.

        The unaudited pro forma combined and condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission. The pro forma adjustments include the application of the acquisition method of accounting under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805 Business Combinations (“ASC Topic 805”). ASC Topic 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date, which is presumed to be the closing date of the acquisition.

        Under ASC Topic 820 Fair Value Measurements and Disclosures (“ASC Topic 820”), “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be unrelated buyers and sellers in the principal or the most advantageous market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of each of Herley, Integral and CEI, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments for Herley, Integral and CEI are preliminary and based on management's estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. The unaudited pro forma combined and condensed combined financial statements do not reflect revenue opportunities, synergies or cost savings that the Company expects to realize after the acquisitions. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions. The unaudited pro forma combined and condensed combined financial statements also do not reflect non-recurring charges related to integration activities or exit costs that may be incurred by Kratos, Herley, Integral or CEI in connection with the acquisitions thereof. Kratos and Herley have historically provided products to CEI.

Kratos Defense & Security Solutions, Inc.
Notes to Unaudited Pro Forma Combined and Condensed Combined Financial Statements (Continued)

2. Basis of Presentation (Continued)

The pro forma adjustments record the elimination of a receivable from CEI and a corresponding payable by CEI to the Company at March 25, 2012 and the elimination of revenue and related cost of goods sold by the Company to CEI for the twelve months ended December 25, 2011 and the three months ended March 25, 2012.

3. Accounting Policies

        Based upon the Company’s preliminary review of CEI's summary of significant accounting policies disclosed in its audited financial statements,  the nature and amount of any adjustments to the historical financial statements of CEI to conform CEI's accounting policies to those of the Company's are not expected to be significant.

4. Consideration Transferred and Purchase Price Allocation

        The initial consideration transferred and the aggregate purchase price to be allocated related to the CEI acquisition is presented in the table below (in millions):

Cash payable as acquisition consideration	$135.0
Value of common stock payable as acquisition consideration	23.8
Elimination of accounts payable owed to Kratos	2.5
Cash paid to CEI shareholders as a result of the Section 338(h)(10) election	0.2

Estimate of acquisition consideration	$161.5

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

        The following is a discussion of the adjustments made in connection with the preparation of the unaudited pro forma condensed combined financial statements. Each of these adjustments represents preliminary estimates of the fair values of CEI’s assets and liabilities and periodic amortization of such adjustments to the extent applicable. Actual adjustments will be made when the final fair value of CEI’s assets and liabilities is determined. Accordingly, the actual adjustments to CEI’s assets and liabilities and the related amortization of such adjustments may differ materially from the estimates reflected in the unaudited pro forma condensed combined financial statements.

        The following is the preliminary estimate of the assets acquired and the liabilities assumed by Kratos reconciled to the consideration transferred (in millions):

CEI
Book value of net assets acquired	$20.8
Identifiable intangible assets	39.5
Goodwill	101.2

Purchase price allocated	$161.5

Kratos Defense & Security Solutions, Inc.
Notes to Unaudited Pro Forma Combined and Condensed Combined Financial Statements (Continued)

5. Estimate of Assets to be Acquired and Liabilities to be Assumed (Continued)

        Goodwill:     Goodwill is calculated as the excess of the acquisition date fair value of the consideration transferred over the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to an annual impairment test.

        Intangible assets:     Using the income approach, the Company has made a preliminary estimate of the fair value of the acquired identifiable intangible assets, which are subject to amortization. Further analysis must be performed to value those assets at fair value and allocate the purchase price to those assets. As such, the value of intangible assets may differ significantly from the amount reflected on the unaudited pro forma combined condensed financial information. Amortization recorded in the statement of operations may also differ based on the valuation of intangible assets. The following table sets forth the components of these intangible assets and their estimated useful lives (dollars in millions):

	Fair value	Estimated useful life (years)
Trade name	$0.6	7
Backlog—funded	18.8	2
Customer relationships	20.1	7

	$39.5

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

(a)      The sources and uses of funds relating to the acquisition are as follows (in millions):

Sources: (See Note 1)
Net proceeds from equity offering	$97.0
Borrowings on credit facility	40.0
Uses:
Cash consideration to stockholders of CEI	(135.0)
Estimated transaction fees	(2.9)
Repayment of CEI debt	(2.6)
Cash paid to CEI shareholders as a result of the Section 338(h)(10) election	(0.2)

Net adjustment to cash and cash equivalents	$(3.7)

(b)           To record elimination of a receivable from CEI and corresponding payable by CEI to the Company.

(c)	Reflects adjustment for current and long-term deferred financing costs of $0.2 million and $0.6 million, respectively, related to estimated financing costs for the amendment to the credit facility.

(d)           To record transaction goodwill related to the acquisition of CEI.

(e)           To record transaction intangible assets related to the acquisition of CEI.

Kratos Defense & Security Solutions, Inc.
Notes to Unaudited Pro Forma Combined and Condensed Combined Financial Statements (Continued)

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet: (Continued)

(f)           Reflects the borrowing on the credit facility of $40.0 million offset by the payment of CEI debt.

(g)          Reflects the elimination of CEI Common Stock.

(h)
Reflects the elimination of the CEI additional -paid-in-capital offset by net proceeds from the issuance of common stock of $97.0 million and the issuance of $23.8 million in Kratos common stock for the acquisition of CEI. (See Note 1.)

(i)           Reflects the elimination of CEI retained earnings and transaction costs of $2.1 million.

7. Adjustments to Unaudited Pro Forma Combined and Condensed Combined Statement of Operations:

(a)           Record elimination of products sold by the Company to CEI and the related cost of product sales of CEI.

(b)
Net increase in amortization expense to reflect the adjustment for intangibles not acquired in the transactions, net of the amortization expense of identifiable intangible assets arising from the purchase price allocations. Identifiable intangible assets are being amortized using the straight-line method and their weighted average useful lives as follows (in millions):

	Pro Forma Combined and Condensed Combined
	Twelve Months Ended December 25, 2011				Three Months Ended March 25, 2012
Amortization of:	Herley	Integral	CEI	Combined	CEI
Customer relationships	$1.2	$1.6	$2.9	$5.7	$0.7
Funded backlog	4.8	7.1	9.4	21.3	2.4
Trade name	—	0.1	0.1	0.2	—

Total estimated amortization expense	6.0	8.8	12.4	27.2	3.1
Elimination of previously-recorded amortization of acquisition-related intangible assets	(0.3)	(2.3)	—	(2.6)	—

Pro forma adjustment to amortization of acquisition-related intangible assets	$5.7	$6.5	$12.4	$24.6	$3.1

Kratos Defense & Security Solutions, Inc.
Notes to Unaudited Pro Forma Combined and Condensed Combined Financial Statements (Continued)

(c)
Reflects a reduction in stock-based compensation expense of $2.0 million as a result of the exercise of stock options and restricted stock immediately prior to closing of the Herley and Integral transactions offset by stock-based compensation expense for Herley and Integral stock options assumed and an increase in stock-based compensation expense of $3.0 million as a result of the issuance of 2.0 million restricted stock units as an inducement to certain key managers of CEI to accept employment with the Company, which units vest in 4 years. The net adjustment was an increase in expense of $1.0 million for the year ended December 25, 2011.

Reflects an increase in stock compensation expense of $0.8 million for the three months ended March 25, 2012 as a result of the issuance of restricted stock units discussed above.

(d)	Interest expense adjustments (in millions):

	Twelve Months Ended December 25, 2011	Three Months Ended March 25, 2012
Interest related to Notes issued for Herley and Integral	$12.9	$—
Eliminate interest cost related to Herley and Integral debt	(1.8)	—

Net change in interest expense for Herley and Integral	11.1	—

Estimated interest on new debt	1.4	0.4
Eliminate interest cost related to CEI debt	(0.4)	(0.1)

Net change in interest expense for CEI	1.0	0.3

Net change in interest expense	$12.1	$0.3

To finance the Herley and Integral acquisitions, Kratos issued $285.0 million and $115.0 million in principal amount of additional 10% Senior Secured Notes due 2017 with an effective interest rate of approximately 8.5% and 8.9%, respectively. (See Note 1.)

Kratos borrowed $40.0 million on the Company's credit facility to partially fund the purchase price for the acquisition of CEI and to pay related fees and expense.

A 1/8 percent change in the interest rate on the credit facility would result in a $0.1 million change in yearly interest expense.

(e)
Reflects the income tax effects of pro forma adjustments and utilization of Kratos net operating losses and tax attributes to offset tax expense that Herley and Integral would otherwise incur on a stand-alone basis.

(f)
CEI was an S corporation and, as such, had no corporate income tax expense. Reflects the income tax effects of pro forma adjustments and utilization of Kratos’ net operating losses and tax attributes on the net income of CEI.

(g)
Reflects the issuance of 4.9 million common shares related to the Herley transaction and the issuance of 10.5 million common shares related to the Integral transaction, of which 6.8 million shares were not included in Kratos’ year-end diluted and basic weighted average common shares outstanding.

(h)	Reflects the issuance of 24.0 million shares related to the issuance of shares on May 8, 2012 and shares for the acquisition of CEI.